UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Vote Cut-off Date: August 29, 2014, adjourned to October 17, 2014

Additional Materials:

Item 1. Letter to unvoted NOBO accounts

Item 2. Proxy card

Item 3. FedEx buckslip

Item 1

World Gold Trust Services, LLC

510 Madison Avenue, 9th Floor

New York, NY 10022

1.	Vote by Phone. Simply dial toll-free 1 (866) 828-9088 to speak to a customer service representative. Please have your control number found on the enclosed Voting Instruction Form available at the time of the call.

2.	Vote by Prepaid Federal Express Return. You may cast your vote by signing, dating and returning the enclosed proxy card in the prepaid FedEx return envelope provided.

Dear SPDR® Gold Trust Shareholder:

We have previously sent you proxy material and reminder letters in connection with the SPDR® Gold Trust consent solicitation that has been adjourned until October 17, 2014. All shareholders are being asked to consider and vote on important shareholder matters. As of today, we have not received your vote.

You may not think your vote is important, but your participation is critical to the Consent Solicitation. By voting now you will help the Trust save on the cost of additional mailings and calls to shareholders. Please vote today!

We are asking that you vote your shares, by following the instructions at the top of this letter. It is also important that you contact your Financial Advisor to ask him or her to contact our proxy solicitor D.F. King at 1-800-330-5897. We believe your Financial Advisor will be eager to assist in voting all shares held by his/her clients. D.F. King will have dedicated information agents available to assist.

If you have any questions or need our assistance, please call the shareholder help line, toll-free, at 1-866-828-9088.

Thank you in advance for your assistance.

Sincerely,

William Rhind Chief Executive Officer World Gold Trust Services, LLC
FEDNOBO

Item 2

PLEASE CAST YOUR VOTE TODAY!

SPDR® GOLD TRUST

CONSENT SOLICITATION ADJOURNMENT DATE OCTOBER 17, 2014

The Consent Solicitation Statement relating to these measures, dated June 19, 2014, was provided to you on behalf of the sponsor of SPDR® Gold Trust, or the Trust, for the purpose of obtaining your consent to the two proposals described in the Consent Solicitation Statement. Shareholders who wish to consent to the two proposals must return a properly completed proxy card or such authorized method on or before the adjournment date of October 17, 2014, or the Expiration Date, subject to early termination of this Consent Solicitation, including the consent of the Shareholders holding 51% of the Trust’s outstanding Shares has been received for the two proposals, or the extension of the Expiration Date at the discretion of the Sponsor, together the Voting Period.

Do you have questions? If you have any questions about how to vote your proxy or about the Consent Solicitation in general, please call toll-free 1-866-828-9088. Representatives are available to assist you Monday through Friday 9 a.m. to 11 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

SPDR® GOLD TRUST	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Consent Statement of the Board of Directors. Your signature(s) on this should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

	SIGNATURE (AND TITLE IF APPLICABLE)	DATE

	SIGNATURE (IF HELD JOINTLY)	DATE

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: •

	FOR	AGAINST	ABSTAIN
1. To approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor of 0.40% per year of the daily NAV of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust, as described in the Consent Solicitation Statement.	¡	¡	¡

2. To approve the amendment to section 3.08 of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust.	¡	¡	¡

THANK YOU FOR VOTING

Item 3

Vote by using FedEx

1.	Sign and date your card(s).

2.	Insert the signed and dated card(s) into the FedEx return envelope. A pre-printed air bill form is attached to the envelope.

3.	Call FedEx at 1-800-GO FED EX and inform them that you have a package to be picked up.

4.	A FedEx messenger will be dispatched to your home or office.

5.	There is a FedEx account number pre-printed on the air bill - there is no cost to you for this service.

Vote by Telephone

Call 1-866-828-9088 during the hours of 9am - 11pm M-F and Sat 10am - 6pm (ET).

Our representative will gladly answer questions and record your vote by phone.

Vote by Fax

Sign and date your card(s) and fax your vote(s) to us at 1 (201) 806-4191. The fax service is available 24 hours a day.